Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(917) 602-9834
investor.relations@micromuse.com	nicole@micromuse.com.

NOVEMBER 15, 2004

MICROMUSE REPORTS FOURTH QUARTER AND FISCAL 2004 RESULTS

Fourth Quarter Revenue of $36.3 million; Increase of 4% over Q3 and 8% Year-over-Year

Q4 GAAP EPS of $0.06 and Pro Forma EPS of $0.07

Fiscal 2004 Revenue of $146.6 million; Increase of 16% over FY03

Fiscal 2004 GAAP EPS of $0.05 and Pro Forma EPS of $0.17

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of realtime business and service assurance software, reported financial results today for its fiscal fourth quarter and year ended September 30, 2004. Total revenue for fiscal Q4 was $36.3 million. GAAP net income for fiscal Q4 was $4.7 million or $0.06 per share. Pro forma net income for the quarter – which specifically excludes the amortization of intangible assets and other charges – was $5.4 million or $0.07 per share. For the full fiscal year, GAAP net income was $4.2 million, or $0.05 per share, compared with a GAAP loss of $1.8 million, or a loss of $0.02 per share, for the comparable period ended September 30, 2003. Pro forma net income for the year was $13.9 million dollars, or $0.17 per share, compared with pro forma net income of $8.2 million, or $0.10 per share, for FY03. For a detailed comparison of pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

Cash, cash equivalents and investments increased by $2.1 million from $191.5 million on June 30, 2004 to $193.6 million on September 30, 2004.

“We were pleased with our Q4 and fiscal 2004 results and are proud of the progress we’ve made on our go-to-market strategy,” said Lloyd Carney, Micromuse Chairman and CEO. “In fiscal ‘04 we grew revenues by 16%, we were profitable on both a pro forma and a GAAP basis, and we were cash flow positive. At the same time, we realigned the company so that the entire organization is now focused on key growth opportunities in terms of markets, partners, and solutions.”

Fourth Quarter FY2004 Highlights

•	Total revenue was $36.3 million, up 4% compared with Q3 FY04 and up 8% compared with Q4 FY03.

•	We were profitable on both a pro forma and GAAP basis.

•	Cash, cash equivalents, and investments balance ended at $193.6 million, up $2.1 million sequentially.

•	Cash flow from operations was positive.

•	Days sales outstanding (DSOs) were 50 days, down from 68 days in the previous quarter.

•	34 new customers purchased Netcool software, up from 25 in the previous quarter.

•	Repeat business remained strong at 90% of total revenue.

•	Maintenance renewals remained strong, with over 90% of eligible customers renewing maintenance contracts.

•	We remain debt free.

Annual FY2004 Highlights

•	Total revenue was $146.6 million, up 16% compared with FY03.

•	We were profitable on both a pro forma and GAAP basis.

•	Cash flow from operations was positive.

•	Deferred revenue was higher than at the end of FY03.

•	133 new customers purchased Netcool software, bringing the total customer count to 1,780.

Fiscal Q1 Outlook

Micromuse establishes the following guidance for the quarter ending December 31, 2004, based on information available as of November 15, 2004:

•	The company anticipates that fiscal Q1 revenue will be in the range of $36 to $37 million.

•	The company anticipates that earnings per diluted share on a pro forma basis will be approximately $0.03.

•	The company anticipates that earnings per diluted share on a GAAP basis will be approximately $0.01.

Q4 2004 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Monday, November 15, 2004 at 5:30 AM PT, 8:30 AM ET to announce pro forma and GAAP results for the fourth quarter and full fiscal year 2004. The live call will be available to the general public by dialing 800-230-1085 (domestic) or 612-288-0318 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 755688. The replay will be available from Monday, November 15, 2004 at 10:45 AM PT until Monday, November 22, 2004 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultrascalable, realtime business and service assurance software solutions. The Netcool software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide real-time end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at http://www.micromuse.com/.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; uncertainties associated with patent litigation and uncertainties associated with class action and other lawsuits that have been filed against the Company and the Company’s officers and directors as a result of the Company’s financial restatement; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The Company disclaims any obligation or intention to update or revise any forward-looking statements.

For a detailed comparison of pro forma and GAAP guidance for fiscal Q1 2005, please refer to the reconciliation statement at the bottom of this press release.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2004	September 30, 2003
ASSETS
Assets:
Cash and cash equivalents	$90,781	$89,385
Short-term investments	24,469	33,196
Long-term investments	78,324	67,529

Total cash, cash equivalents and investments	193,574	190,110

Accounts receivable, net	19,901	13,439
Prepaid expenses and other current assets	8,893	6,269
Property and equipment, net	5,002	5,976
Goodwill, net	50,240	49,032
Other intangible assets, net	6,743	12,861

	$284,353	$277,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,283	$6,849
Accrued expenses	20,687	20,387
Income taxes payable	6,460	6,368
Deferred revenue	43,935	40,327

Total liabilities	75,365	73,931

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 79,981 and 78,543 shares outstanding as of September 30, 2004 and September 30, 2003, respectively	800	785
Additional paid-in capital	216,490	210,697
Treasury stock	(7,147)	(2,657)
Accumulated other comprehensive loss	(1,833)	(1,548)
Accumulated deficit	678	(3,521)

Total stockholders’ equity	$208,988	$203,756

	$284,353	$277,687

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2004	2003	2004	2003
Revenues:
License	$17,894	$16,766	$76,191	$67,156
Maintenance and services	18,384	16,941	70,386	58,995

Total revenues	36,278	33,707	146,577	126,151

Cost of revenues:
License	977	1,185	5,332	4,520
Maintenance and services	3,481	2,452	11,983	10,567
Amortization of developed technology	1,393	1,224	5,908	4,313

Total cost of revenues	5,851	4,861	23,223	19,400

Gross profit	30,427	28,846	123,354	106,751

Operating expenses:
Sales and marketing	12,117	14,490	59,254	60,323
Research and development	7,308	7,490	31,427	29,074
General and administrative	6,369	3,522	24,386	16,091
Restatement and related litigation	209	—	5,634	—
Stock based compensation	—	138	553	192
Amortization of goodwill and other intangible assets	54	110	196	1,225
In process research and development	—	162	—	304
Restructuring charge	—	—	—	4,795
Executive recruiting costs	—	722	—	722

Total operating expenses	26,057	26,634	121,450	112,726

Income (loss) from operations	4,370	2,212	1,904	(5,975)
Other income, net	993	1,187	3,858	4,565

Income (loss) before income taxes	5,363	3,399	5,762	(1,410)
Income tax provision (benefit)	625	(527)	1,552	372

Net income (loss)	$4,738	$3,926	$4,210	$(1,782)

Per share data:
Basic net income (loss)	$0.06	$0.05	$0.05	$(0.02)
Diluted net income (loss)	$0.06	$0.05	$0.05	$(0.02)
Weighted average shares used in computing:
Basic net income (loss) per share	79,809	77,903	79,024	76,381
Diluted net income (loss) per share	80,932	81,579	81,552	76,381

MICROMUSE INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2004	2003	2004	2003
Revenues:
License	$17,894	$16,766	$76,191	$67,156
Maintenance and services	18,384	16,941	70,386	58,995

Total revenues	36,278	33,707	146,577	126,151

Cost of revenues:
License	977	1,185	5,332	4,520
Maintenance and services	3,481	2,452	11,983	10,567

Total cost of revenues	4,458	3,637	17,315	15,087

Gross profit	31,820	30,070	129,262	111,064

Operating expenses:
Sales and marketing	12,117	14,490	59,254	60,323
Research and development	7,308	7,490	31,427	29,074
General and administrative	6,369	3,522	24,386	16,091

Total operating expenses	25,794	25,502	115,067	105,488

Income from operations	6,026	4,568	14,195	5,576
Other income, net	993	1,187	3,858	4,565

Income before income taxes	7,019	5,755	18,053	10,141
Income tax provision	1,614	456	4,167	1,945

Net income	5,405	$5,299	13,886	8,196

Per share data:
Basic net income	$0.07	$0.07	$0.18	$0.11
Diluted net income	$0.07	$0.06	$0.17	$0.10
Weighted average shares used in computing:
Basic net income per share	79,809	77,903	79,024	76,381
Diluted net income per share	80,932	81,579	81,552	78,712

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND PRO FORMA BASIS

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2004	2003	2004	2003
GAAP net income (loss) –	$4,738	$3,926	$4,210	$(1,782)
Amortization of developed technology and other intangible assets	1,447	1,334	6,104	5,538
In process research and development	—	162	—	304
Restructuring charge	—	—	—	4,795
Restatement and related litigation	209	—	5,634	—
Stock based compensation	—	138	553	192
Executive recruiting costs	—	722	—	722
Income tax effect	(989)	(983)	(2,615)	(1,573)

PRO FORMA net income –	$5,405	$5,299	$13,886	$8,196

The pro forma condensed consolidated statement of operations and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, the write off of in-process research and development, restructuring charges, the cost of the restatement and related litigation, certain stock-based compensation cost, executive recruiting costs and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. The pro forma condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE

(As of November 15, 2004)

Three months ended December 31, 2004
GAAP diluted net income (loss) per share	0.01
Amortization of developed technology and other intangible assets	0.02
Cost of the restatement and related litigation	0.01
Income tax effect	(0.01)

PRO FORMA diluted net income per share	$0.03